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                                  [LETTERHEAD]


                                  June 27, 1996




The Spectranetics Corporation
96 Talamine Court
Colorado Springs, Colorado  80907

          Re: $50,000,000 Aggregate Offering Price of Securities of The Spectranetics Corporation

Ladies and Gentlemen:

          In connection with the registration of up to $50,000,000 aggregate offering price of securities (as described herein) by The Spectranetics Corporation, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on June 27, 1996, you have requested our opinion with respect to the matters set forth below.

          The Company has provided us with a draft prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Registration Statement provides for the registration by the Company of up to $50,000,000 aggregate offering price of (a) secured or unsecured debt securities (the "Debt Securities") of the Company, in one or more series, which may be either senior debt securities, senior subordinated debt securities or subordinated debt securities, (b) shares of preferred stock of the Company, par value
$.001 per share (the "Preferred Stock"), in one or more series, (c) shares of common stock of the Company, par value $.001 per share (the "Common Stock"),
(d) warrants to purchase Common Stock or Preferred Stock (the "Equity
Warrants") or (e) warrants to purchase Debt Securities (the "Debt Warrants" and together with the Equity Warrants, the "Warrants"), or any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale. The Debt Securities may be issued as exchangeable and/or convertible Debt Securities exchangeable for or convertible into shares of Common Stock or Preferred
Stock. The Preferred Stock may also be exchangeable for and/or convertible into shares of



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The Spectranetics Corporation
June 27, 1996
Page 2

Common Stock or another series of Preferred Stock. The Debt Securities, the Preferred Stock, the Common Stock and the Warrants are collectively referred to herein as the "Securities." The Debt Securities may be issued pursuant to one or more indentures (collectively, the "Indentures"), in each case between the Company and a trustee (each, a "Trustee"). The Warrants may be issued pursuant to one or more warrant agreements (collectively, the "Warrant Agreements"), in each case between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent"). When a particular series of Securities is offered, a Prospectus Supplement will be delivered with this Prospectus. The Prospectus Supplement will set forth the terms of the offering and sale of the offered Securities.

          In our capacity as counsel to the Company in connection with the Registration Statement, we are generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal, Delaware and New York laws, in the manner presently proposed.

          We have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments of the Company as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We have been furnished with, and with your consent have exclusively relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

          We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States, the General Corporation Law of the State of Delaware and with respect to opinions number 1 and 2 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

          Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:


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The Spectranetics Corporation
June 27, 1996
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          1.   When (a) the Debt Securities have been duly established in accordance with the terms of the applicable Indentures (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of the Company.

          2. When (a) the applicable Warrant Agreement has been duly executed and delivered and the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and applicable law, and (b) when the Warrants have been duly executed and countersigned by the Warrant Agent in accordance with the applicable Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (c) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (d) assuming that the terms of the applicable Warrant Agreement as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and

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The Spectranetics Corporation
June 27, 1996
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(e) assuming that the applicable Warrant Agreement as executed and delivered does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and
(f) assuming that the applicable Warrant Agreement as executed and delivered complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the applicable Warrant Agreement will constitute a valid and legally binding obligation of the Company.

          3. The Company has the authority pursuant to its Certificate of Incorporation to issue up to 5,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock (including any Preferred Stock duly issued (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Preferred Stock,
(ii) upon the exercise of any Warrants exercisable for Preferred Stock or
(iii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock) will be validly issued, fully paid and nonassessable.

          4. The Company has the authority pursuant to its Certificate of Incorporation to issue up to 25,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock (including any Common Stock duly issued (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) upon the exercise of any Warrants exercisable for Common Stock or (iii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

          All of the opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in an Indenture; (iv) the unenforceability under

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The Spectranetics Corporation
June 27, 1996
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certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

          To the extent that the obligations of the Company under the Indentures may be dependent upon such matters, we assume for purposes of this opinion that the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

          To the extent that the obligations of the Company under the applicable Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent for each Warrant Agreement is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the applicable Warrant Agreement; that the applicable Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes a legally valid, binding and enforceable obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as Warrant Agent under the applicable Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Warrant Agreement.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                              Very truly yours,

                              /s/ LATHAM & WATKINS